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Exhibit 3.15

Revised By-Laws
Adopted April 25, 1983

BY-LAWS

OF

E. W. KALKIN, INC.

OFFICES

        1.    The corporation may have offices at such places within or without the state of New Jersey as the Board of Directors may from time to time determine or the business of the corporation may require.

MEETINGS OF STOCKHOLDERS

        2.    All meetings of the stockholders shall be held at the principal office of the corporation, or at such other place within or without the state of New Jersey stated in the notice of the meeting as the Board of Directors may determine.

        3.    The annual meeting of the stockholders of the corporation shall be held on the second Wednesday of December in each year if not a legal holiday and, if a legal holiday, then on the next secular day following, when they shall elect a Board of Directors and transact such other business as may properly come before the meeting. In the event that the annual meeting is not held, a special meeting may be called and held in lieu thereof and for the purposes of such annual meeting.

        4.    Special meetings of the stockholders for any purpose or purposes, unless otherwise expressly provided by law, may be called by resolution of the Board of Directors or by the President or by the holder or holders of record of not less than one-tenth part in interest of the stock entitled to vote on any proposal to be submitted at such meeting.

        5.    Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally or by mail, upon each stockholder entitled to vote at such meeting at least ten days before the meeting, unless a different notice is required by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the books of the corporation.

        6.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided. If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        7.    When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate or Articles of Incorporation, or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        8.    Unless the statute otherwise expressly provides, each stockholder of record having the right to vote shall be entitled at every meeting of the stockholders of the corporation to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation, and such votes may be cast either in person or by proxy.

        9.    Meetings of stockholders shall be presided over by the President, or, if he is not present, by a chairman to be elected at the meeting. The Secretary of the corporation, or, in his absence, a secretary appointed at the meeting, shall act as Secretary of such meetings.

DIRECTORS

        10.    The Board of Directors shall consist of three directors, who shall have such qualifications as the statute may require. They shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify.

        11.    If the office of any director becomes vacant for any reason, the directors in office, although less than a quorum, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors, or any vacancy may be filled by the stockholders at any meeting thereof.

        12.    The business of this corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not otherwise required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD

        13.    The directors may hold their meetings at the principal office of Melville Corporation, the sole shareholder, 3000 Westchester Avenue, Harrison, New York, or at such other places as they may from time to time determine.

        14.    Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

        15.    Special meetings of the Board may be called by the President on one day's notice to each director either personally or by mail or by wire; special meetings shall be called by the President or Secretary in a like manner on the written request of two directors.

        16.    At all meetings of the Board the presence of a majority of the entire number of directors shall be necessary to constitute a quorum and sufficient for the transaction of business and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

COMPENSATION OF DIRECTORS

        17.    Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation there for.

        18.    Any one or more or all of the directors may be removed, either with or without case, at any time, by the vote of the stockholders holding a majority of the stock of the corporation, at any meeting called for the purpose, and thereupon the term of each director or directors, who shall have been so removed, shall forthwith terminate, and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in these By-Laws.

WAIVER OF NOTICE

        19.    Whenever the stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice.

OFFICERS

        20.    TITLES: The corporate officers to be elected by the Board of Directors shall be a President who shall be a Director, and one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Secretaries, and one or more Assistant Treasurers who need not be Directors. The Board of Directors may appoint such other non-corporate officers having such titles (including without being limited to Vice President) as from time to time it may determine; provided, that any such non-corporate officers so appointed shall report either to another such non-corporate officer or to a corporate officer. One person may hold any two offices except the office of President and Vice President, and the office of President and Secretary.

        21.    Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause, by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

        22.    PRESIDENT: The President shall have general manage men and control of the business and affairs of the corporation and shall generally do and perform all acts incident to the office of President or which are authorized by the Board of Directors or required by law.

        23.    CORPORATE VICE PRESIDENT: Each corporate Vice President shall have such designations and such powers and shall perform such duties as may be assigned to him by the Board of Directors.

        24.    SECRETARY: The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors. He may sign, in the name of the corporation, all authorized contracts, documents, bonds or other obligations.

        25.    TREASURER: The Treasurer shall give such bond for the faithful discharge of his duties as the directors may require. He shall, subject to the control of the directors, keep the accounts of the corporation, and shall perform such additional duties as the directors may designate.

        26.    Each officer of the corporation shall have authority to sign tax returns on behalf of the corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        27.    The corporation shall indemnify and save harmless all or any of the officers and directors of the corporation from and against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which any such director or officer by virtue of his office may be made a party, except if such officer or director is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties he shall not be so indemnified and held harmless.

CERTIFICATE OF STOCK

        28.    Certificates of stock shall be in the form approved by the directors, shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, and shall be sealed with its seal.

        29.    The shares of stock of this corporation shall not be subject to any liability or assessments other than that imposed by the statute under which this corporation is organized.

        30.    The Board of Directors may cause a new stock certificate to be issued in lieu of a stock certificate lost or destroyed to the person entitled thereto upon satisfactory proof of such loss or destruction and the Board of Directors may require such indemnity by the person claiming such certificates as it may deem necessary or proper.

TRANSFERS OF STOCK

        31.    Shares of stock shall be transferable only on the books of the corporation upon the surrender of the certificate therefor duly endorsed for transfer. The corporation may require proof of the genuineness of the signature and of the capacity of the party executing the transfer.

        32.    The corporation shall not be required to recognize any partial or equitable interest in its shares but may treat the registered holder thereof as the absolute owner.

        33.    The Board of Directors may close the stock books for transfer for such time prior to the day fixed for the payment of any dividend or to the day fixed for the annual meeting or any special meeting of the stockholders as may appear to it to be reasonable.

SEAL

        34.    The seal of the corporation shall be circular in form and contain the name of the corporation, the year of its organization and the words "Corporate Seal" and the name of the state of incorporation.

CHECKS

        35.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

        36.    The fiscal year shall end on December 31st.

AMENDMENTS

        37.    These By-Laws, or any of them, may be replaced, altered, or amended by the affirmative vote of a majority of the shares present, either in person or by proxy, at any meeting duly called for that purpose.

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BY-LAWS OF E. W. KALKIN, INC.